SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, DC  20549


                                FORM 8-K


                         Current Report Pursuant
                       To Section 13 or 15 (d) of
                 The Securities and Exchange Act of 1934

                     Date of Report:  April 3, 2000

                       VERAMARK TECHNOLOGIES, INC.
         (Exact Name of Registrant as Specified in its Charter)

                                DELAWARE
             (State or Other Jurisdiction of Incorporation)

               0-13898             16-1192368
      (Commission File No.)    (I.R.S. Employer Identification No.)

                    3750 MONROE AVENUE, PITTSFORD, NY
                (Address of Principal Executive Offices)

                                  14534
                               (Zip Code)

                             (716) 381-6000
          (Registrant's Telephone Number, including Area Code)



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ITEM 4.  Change in Registrant's Certifying Accountants

1. At a board meeting held on March 28, 2000, the Board of Directors of Veramark Technologies, Inc. approved the engagement of the accounting firm of PricewaterhouseCoopers LLP as independent auditors for the Registrant and its Divisions and subsidiaries for the year ending December 31, 2000, subject to approval of stockholders. Audit fee negotiations were satisfactorily concluded on March 27, 2000. The audit relationship between the Registrant and its past independent auditors, Arthur Andersen LLP will be continued through an orderly completion of all matters related to the year which ended December 31, 1999.

2. During the two most recent fiscal years and interim period subsequent to December 31 1999, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

3. Arthur Andersen's report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

4. The Registrant has requested that Arthur Andersen furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Registrant in response to this Item 4 and, if not, stating the respects in which it does not agree. The Registrant delivered a copy of this Form 8-K report to Arthur Andersen on March 31, 2000. The Registrant has filed as an exhibit to this Form 8-K report, a copy of Arthur Andersen's letter.

EXHIBIT (1.1)   Arthur Andersen letter to the Securities and Exchange
                Commission.

                               SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized in Pittsford, New York on April 3, 2000.

                         Veramark Technologies, Inc.


                         By:  ________________________________
                                 Robert L. Boxer, Vice President,
                                 Secretary


                         By:  ________________________________
                                  Ronald C. Lundy, Treasurer
                                  Chief Accounting Officer

                                             EXHIBIT 1.1



                      LETTER OF ARTHUR ANDERSEN LLP


We have read Item 4 included in the Form 8-K dated April 3, 2000 of Veramark Technologies, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements therein.

Arthur Andersen LLP /s/